UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2020

PLUS THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34375 (Commission File Number)	33-0827593 (IRS Employer Identification No.)

4200 Marathon Blvd., Suite 200, Austin, Texas 78756 (Address of principal executive offices, with zip code)

(737) 255-7194

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PSTV	The Nasdaq Capital Market
Series S Warrant	PSTVZ	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Gregg Lapointe

On January 31, 2020, Gregg Lapointe submitted his resignation as a member of the Board of Directors of Plus Therapeutics, Inc. (the “Company”), effective immediately. Mr. Lapointe’s decision to resign did not result from any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Appointment of Greg Petersen as New Director

On February 6, 2020, the Board of Directors of the Company (the “Board”) appointed Mr. Greg Petersen to the Board, effective as of February 14, 2020. Mr. Petersen was appointed to the Board upon the recommendation of the Governance and Nominating Committee of the Board and pursuant to the bylaws of the Company. Mr. Petersen is expected to serve on the Compensation Committee and Audit Committee of the Board.

Mr. Petersen is an accomplished Executive and Board member with more than 25 years of strategy, operations, finance and compliance leadership experience. His 10 years of Board of Directors experience includes his current roles as Compensation Committee Chair and Audit Committee member of PROS Holdings and as Audit Committee Chair of Mohawk Group Holdings.

Mr. Petersen has served as Executive Vice Chairman of Diligent Corporation and as Chief Financial Officer of Lombardi Software and Activant Solutions (now part of Epicor). He has also held executive positions at American Airlines and other corporations. Mr. Petersen has a BA from Boston College and an MBA from Duke University’s Fuqua School of Business.

Mr. Petersen will receive an annual retainer of $40,000 for his service on the Board, and an additional $5,000 for each committee on which he serves. In connection with his appointment to the Board, Mr. Petersen will also receive an initial grant of options to purchase up to 40,000 shares of common stock of the Company, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and which are expected to vest and become exercisable in monthly installments over the next two years, subject to a one-year cliff. Mr. Petersen will be eligible for ongoing compensation for his service on the Board and any committees thereof on which he serves in accordance with the Company’s standard non-employee director compensation program. In addition, it is expected that Mr. Petersen will enter into the Company’s standard form of indemnification agreement (the “Form Indemnification Agreement”) which provides for the Company to indemnify directors and officers, as applicable, against certain expenses and liabilities incurred by a director or officer and arising out of such individual’s service. This summary of the Form Indemnification Agreement is qualified in its entirety by reference to the full text of the Form Indemnification Agreement, which is included as Exhibit 10.1 hereto and is incorporated herein by reference.

There are no arrangements or understandings between Mr. Petersen and any other person pursuant to which he was selected as a director, and there are no family relationships between Mr. Petersen and any of the Company’s directors or executive officers. Mr. Petersen has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K. The Board has determined that Mr. Petersen meets the applicable independence requirements of The Nasdaq Stock Market LLC.

Appointment of Andrew Sims as Chief Financial Officer

On February 6, 2020, the Company announced the appointment of Andrew Sims as Vice President of Finance and Chief Financial Officer of the Company.  Mr. Sims, age 46, will be the Company’s principal financial officer and principal accounting officer effective upon the commencement of his employment with the Company. Prior to joining the Company, Mr. Sims was Partner at Mazars, a global accounting, advisory, audit, tax and consulting firm.  Working from both the Oxford, England and New York offices, Mr. Sims audited and advised global public clients, including a variety of healthcare companies.  Further, he was the lead partner on over 50 acquisitions.  He is a Certified Public Accountant in the U.S. and a Chartered Accountant in England and Wales.  He is a graduate of Buckingham University in the United Kingdom.

Mr. Sims will receive an initial annual base salary of $260,000 and will be eligible to participate in the Company’s benefit and compensation plans. Mr. Sims has been assigned an initial annual target bonus of 30% of his base salary. Further, in an effort to induce Mr. Sims to accept the offer, Mr. Sims will also receive options to purchase up to 40,000 shares of common stock of the Company, which will have an exercise price per share equal to the fair market value of the common stock on the date of grant and which are expected to vest and become exercisable in monthly installments over the next four years, subject to a one-year cliff. It is also expected that Mr. Sims will enter into the Form Indemnification Agreement.

There are no arrangements or understandings between Mr. Sims and any other person pursuant to which he was selected as an officer, and there are no family relationships between Mr. Sims and any of the Company’s directors or executive officers. Mr. Sims has no direct or indirect material interest in any existing or currently proposed transaction that would require disclosure under Item 404(a) of Regulation S-K.

Amendment to the New Employee Incentive Plan

In connection with appointment of Mr. Sims, the Company amended the Company’s 2015 New Employee Incentive Plan (the “Inducement Plan”) to increase the total number of shares of common stock reserved for issuance under the Inducement Plan by 250,000 shares.

Item 8.01 Other Events

On February 6, 2020, the Company issued a press release announcing the appointment of Mr. Petersen to the Board. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

On February 6, 2020, the Company issued a press release announcing the appointment of Mr. Sims as the Company’s Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.2 and is incorporated herein by reference.

The information in this Item 8.01, including Exhibits 99.1 and 99.2, is being furnished and not filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, pursuant to Item 8.01 of Form 8-K and will not be incorporated by reference into any filing under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.
Exhibit Number	Description
10.1	Form of Indemnification Agreement.
99.1	Press Release Announcing Board Appointee, dated February 6, 2020.
99.2	Press Release Announcing New Chief Financial Officer, dated February 6, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 6, 2020

PLUS THERAPEUTICS, INC.

By:	/s/ Marc H. Hedrick, M.D.
Marc H. Hedrick, M.D. President and Chief Executive Office